                                   CELANESE AG

                                [________] SHARES

                            (NO PAR VALUE PER SHARE)

                            REDISTRIBUTION AGREEMENT



                                                                October __, 1999



CREDIT SUISSE FIRST BOSTON                           DRESDNER BANK AG
  (EUROPE) LIMITED                                   Global Corporate Finance
  One Cabot Square                                   Transaction Services
  London E14 4QJ                                     60301 Frankfurt am Main,
  United Kingdom                                     Germany





         1. Introductory. Celanese AG, a company existing under the laws of Germany (the "Company") became an independent company in a demerger from Hoechst Aktiengesellschaft ("Hoechst"), on or about October 22, 1999 (the "Demerger"). Pursuant to the Demerger, Hoechst shareholders will receive all of Celanese AG's outstanding shares, no par value per share (the "Shares"). The Company has retained the redistribution managers named in Schedule A hereto (the "Redistribution Managers"), including Credit Suisse First Boston (Europe) Limited ("CSFB") and Dresdner Bank AG ("DB" and, together with CSFB, the "Joint Global Co-ordinators and Bookrunners"), each of whom is a party to this Agreement, to procure purchasers for the Shares that Hoechst shareholders or holders of Hoechst American Depositary Shares (the "Selling Shareholders") will receive in the Demerger and elect to sell ("Redistribution Shares") through the Redistribution Managers (the "Redistribution"). The Redistribution will occur in a public offering in the United States that is registered under the Securities Act of 1933, as amended (the "Act") and outside the United States in reliance on Regulation S under the Act to persons other than U.S. Persons as defined in Regulation S. The Redistribution Shares to be sold as part of the Redistribution in Germany will be sold in a public offering under German law, and in the rest of the world in private offerings. The Company hereby agrees with the several Redistribution Managers as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Redistribution Managers that:

               (a) The Company has prepared and filed (i) with the Frankfurt Stock Exchange (the "FSE") a German selling and listing prospectus relating to the Redistribution Shares and the Shares; and (ii) with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-1 (Registration No. 333-87889) covering the registration under the Act of the Redistribution Shares being sold in the United States, including the related preliminary prospectus, or prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement (the "Effective Time"), an amendment to such registration statement, including a final prospectus, promptly after execution and delivery of this Agreement or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the Act (the "Rules and Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the Rules and Regulations. The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the Effective Time but that is deemed, pursuant to paragraph (b) of Rule 430A, to be part of such registration statement at the Effective Time is referred to herein as the "Rule 430A Information." Each prospectus used before the Effective Time, and any prospectus that omits the Rule 430A Information that is used after the Effective Time and prior to the execution and delivery of this Agreement, is herein called a "Preliminary Prospectus." Such registration statement, including the exhibits thereto, as amended at the Effective Time and including the Rule 430A Information, if applicable, is herein called the "Registration Statement." The prospectus included in the Registration Statement, including the Rule 430A Information, if applicable, is herein called the "U.S. Prospectus," any preliminary U.S. Prospectus is call "Preliminary U.S. Prospectus," the form of selling and listing prospectus relating to the Redistribution Shares and the Shares filed with the FSE is herein called the "German Prospectus," and the form of prospectus relating to private offerings in the rest of the world is herein called the "International Prospectus," except that, if the final prospectus first furnished to the Redistribution Managers after the execution of this Agreement for use in connection with the offering of the Redistribution Shares differs from (i) the prospectus included in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)); or (ii) an earlier dated German Prospectus or International Prospectus, the terms "U.S. Prospectus," "German Prospectus," and "International Prospectus," shall refer to the final version of each of such prospectuses first furnished to the Redistribution Managers after the execution of this Agreement for such use. In all cases, the term "Preliminary Prospectus" shall collectively refer to any preliminary U.S. Prospectus (the "U.S. Preliminary Prospectus"), any preliminary German Prospectus (the "German Preliminary Prospectus") and any preliminary International Prospectus (the "International Preliminary Prospectus"). In all cases, the term "Prospectus" shall collectively refer to the final U.S. Prospectus, final German Prospectus and final International Prospectus and any amendments or supplements thereto.

               (b) At the Effective Time, and at all times subsequent thereto up to the Closing Date (as defined in Section 4), (i) the Registration Statement and any amendments thereto will comply in all material respects with the requirements of the Act and the Rules and Regulations thereunder; (ii) neither the Registration Statement nor any amendment thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Redistribution Manager expressly for use in the Registration Statement or the Prospectus.

               (c) To the best of the Company's knowledge, after consultation with the Commission`s staff and oral confirmation from CT Corporation System, as agent for service of process, no stop order suspending the effectiveness of the Registration Statement is in effect (if it has been declared effective), and no proceedings for such purpose are pending before or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

               (d) The Company has been duly organized and is validly existing as a corporation under the laws of Germany, with power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except such failures to be so qualified as would not, individually or in the aggregate, result in a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

               (e) Each of the subsidiaries of the Company listed in Schedule B hereto (the "Material Subsidiaries") has been duly incorporated and is an existing corporation under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Material Subsidiary is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except such failures to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Material Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except where the failure to be so owned would not have a Material Adverse Effect.

               (f) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

               (g) The Demerger has been registered in the commercial register (Handelsregister), and the Shares are duly and validly issued, fully paid and non-assessable and in all material respects conform to the description thereof contained in the Prospectus in the section entitled "Description of Securities to Be Registered."

               (h) The Shares have been approved for listing on the New York Stock Exchange (the "NYSE") and for official quotation on the FSE, subject to official notice of issuance, and such approvals have not been withdrawn.

               (i) This Agreement has been duly authorized, executed and delivered by the Company, and the Company has full power and authority to engage in the Redistribution, as contemplated by this Agreement.

               (j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the Redistribution except such as have been obtained and made under the laws of Germany, the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and such as may be required under state securities or Blue Sky laws in connection with the Redistribution provided, however, that this representation shall not apply to any such consents, approvals, authorizations, orders, registrations or qualifications as may be required by the laws of jurisdictions other than Germany and the United States.

               (k) The execution, delivery and performance of this Agreement, and the compliance with the terms and provisions of this Agreement, will not result in a breach or violation of any of the terms and provisions of the organizational documents of the Company or any subsidiary of the Company.

               (l) The execution, delivery and performance of this Agreement, and the compliance with the terms and provisions of this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Material Subsidiary or any of their properties, or any agreement, instrument or obligation to which the Company or any such Material Subsidiary is a party or by which the Company or any such Material Subsidiary is bound or to which any of the properties of the Company or any such Material Subsidiary is subject, except for any such breaches, violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

               (m) The Company and its Material Subsidiaries (i) possess adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for such certificates, authorizations or permits the failure to obtain which, will not, individually or in the aggregate, have a Material Adverse Effect, and (ii) to the best of the Company's knowledge, have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Material Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

               (n) To the knowledge of the Company, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent or contemplated that is reasonably likely to have a Material Adverse Effect.

               (o) Except as disclosed in the Prospectus, there are no pending or, to the best of the Company's knowledge, threatened or contemplated actions, suits or proceedings against or affecting the Company, any of its respective subsidiaries or properties that, if determined adversely to the Company or any of its respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which otherwise would have a material adverse effect on the Redistribution.

               (p) Except as described in the Prospectus, (i) there are no outstanding warrants or options issued by the Company to purchase any shares of the capital stock of the Company, (ii) there are no statutory, contractual, preemptive or other rights applicable to the Company to subscribe for or to purchase any Shares from the Company that do not by their terms terminate on or after the first day of trading of the Shares on the NYSE or FSE (the "Trading Date"), and
          (iii) there are no restrictions upon transfer of the Shares pursuant to the Company's organizational documents (except for those applicable to registered shares under German law and the Articles of Association of the Company).

               (q) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued securities or granted options on any securities, (ii) incurred any liabilities or obligations, direct or contingent, other than those liabilities and obligations which, individually or in the aggregate, would not have a Material Adverse Effect, (iii) entered into any transactions not in the ordinary course of business which would, individually or in the aggregate, have a Material Adverse Effect or (iv) declared or paid any dividend on any class of its capital stock.

               (r) Neither the Company nor any of its Material Subsidiaries (i) is in violation of its organizational documents, except for any defaults or events that, individually or in the aggregate, would not have a Material Adverse Effect, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for any such defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) except for any violations or failures to obtain that, individually or in the aggregate, would not have a Material Adverse Effect, is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

               (s) Except as disclosed in the Prospectus, to the best of the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances, owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

               (t) The combined financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company as of the dates shown and its combined results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis. The schedule included in the Registration Statement presents fairly, when considered in relation to the combined financial statements taken as a whole, the information required to be stated forth therein.

               (u) Except as disclosed in the Prospectus, since the date of the latest audited combined financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, and except as disclosed in the Prospectus, since the date of the latest unaudited combined financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

                  (v) The Company is not and, after giving effect to the issuance of the Shares as described in the Prospectus, will not be required to register as an "investment company" under the Investment Company Act of 1940.

                  (w) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Redistribution Manager for a brokerage commission, finder's fee or other like payment in respect of the Redistribution Shares.

         3. Redistribution of Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Redistribution Manager agrees, severally and not jointly, to use its best efforts to procure purchasers for all, or a portion of the Redistribution Shares. The Redistribution Managers have procured purchasers for [ ] Redistribution Shares at the price of euro [ ] per Redistribution Share. On the Trading Date, the Redistribution Managers shall arrange for the purchase from the Selling Shareholders of all, or a portion of, the Redistribution Shares which the Selling Shareholders are committed to sell at the Redistribution Price and on the same date shall arrange for the sale to purchasers of such Redistribution Shares at the same Redistribution Price. Notwithstanding the foregoing sentence, (i) if the Redistribution Managers procure purchasers for a number of Redistribution Shares that is less than the number of Redistribution Shares which the Selling Shareholders are committed to sell at the Redistribution Price, the Redistribution Managers shall arrange for the purchase from the Selling Shareholders, on a pro rata basis, of the number of such Redistribution Shares equal to the number of Redistribution Shares for which the Redistribution Managers have procured purchasers, subject to adjustment to avoid the sale of fractional Shares and (ii) if the Redistribution Managers procure purchasers for a number of Redistribution Shares greater than the number of Redistribution Shares which the Selling Shareholders are committed to sell at the Redistribution Price, the allocation of the Redistribution Shares to purchasers shall be at the discretion of the Joint Global Co-ordinators and Bookrunners on behalf of the Redistribution Managers. The redistribution price at which the Redistribution Shares will be redistributed will be based on the price at which the maximum number of Redistribution Shares would be redistributed as determined by the Joint Global Co-ordinators and Bookrunners, each investor's indications will be limited to a maximum of 5% of the outstanding share capital of Celanese AG in the aggregate. In the event that there is more than one price maximising the number of Celanese shares to be redistributed, the Redistribution will be set at the lowest price.

         The Joint Global Co-ordinators and Bookrunners, on behalf of the Redistribution Managers, will have sole discretion to determine and resolve any questions about the validity, form, eligibility (including time of receipt) or acceptance of any irrevocable commitments provided by the Selling Shareholders. Their determination will be final and binding. The Joint Global Co-ordinators and Bookrunners reserve the absolute right to reject irrevocable commitments provided by the Selling Shareholders if they are not in the proper form or if payment would, in the opinion of the Joint Global Co-ordinators and Bookrunners or their counsel, be unlawful. The Joint Global Co-ordinators and Bookrunners also reserve the right to waive any defect or irregularity in the irrevocable commitments provided by the Selling Shareholders, and the Joint Global Co-ordinators and Bookrunners' interpretations of the terms and conditions of the Redistribution will be final and binding.

         Each Redistribution Manager acknowledges that no action has been taken by the Company that would permit the offer or sale of the Redistribution Shares or the distribution of the Prospectus in any jurisdiction where action for that purpose is required, other than the United States and Germany. The Company will not assume any responsibility with respect to the right of any Redistribution Manager or other person to offer or sell the Redistribution Shares or distribute the Prospectus in any jurisdiction except under circumstances that will result in compliance with applicable law. Each Redistribution Manager agrees for itself that it will obtain any consent, approval or authorization required to offer or sell the Redistribution Shares or to distribute the Prospectus under the laws or regulations of any jurisdiction, other than the United States or Germany, where such Redistribution Manager proposes to make offers or sales of Redistribution Shares or to distribute the Prospectus.

         4. Compensation of the Redistribution Managers. As compensation for the services rendered by the Redistribution Managers pursuant to this Agreement, the Company agrees to pay to each Redistribution Manager, pro rata for the number of Redistribution Shares sold by such Redistribution Manager, selling commissions in the amount of 2% of the Redistribution Price times the number of Redistribution Shares allocated by the Joint Global Co-ordinators and Bookrunners, in consultation with the Company, to each Redistribution Manager (the "Selling Commissions"), provided that if the Selling Commissions so allocated to any Redistribution Manager are less than the Minimum Selling Commissions (as defined below) the Company will pay such Redistribution Manager its Minimum Selling Commission (as defined below). The Minimum Selling Commissions payable to the Redistribution Managers are deutsche mark 2 million payable to each of the Joint Global Co-ordinators and Bookrunners; and deutsche mark 333,333 to each of the six Co-Lead Managers (as named in Schedule A to the Redistribution Agreement) (the "Minimum Selling Commissions"). The Company may request such information from the Redistribution Managers as it deems necessary or appropriate for the purpose of the foregoing consultation, but the Joint Global Co-ordinators' and Bookrunners' determination of the allocations to the Redistribution Managers shall be final and binding on all Redistribution Managers. Payment of the Selling Commissions and, if applicable, the Minimum Selling Commissions, due to the Redistribution Managers shall be made by the Company in same day funds by wire transfer at 9:30 a.m., October 27, 1999 (Frankfurt time) to accounts previously designated to the Company by the Joint Global Co-ordinators and Bookrunners, or at such other time not later than seven full business days after the Trading Date as the Company and the Joint Global Co-ordinators and Bookrunners determine, such time being referred to as the "Closing Date."

         5. Certain Agreements of the Company. The Company agrees with the several Redistribution Managers that:

               (a) The Company will file the U.S. Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Registration Statement.

               The Company will advise the Joint Global Co-ordinators and Bookrunners promptly of any such filing pursuant to Rule 424(b).

               (b) The Company will advise the Joint Global Co-ordinators and Bookrunners promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and, unless legally required, will not effect such amendment or supplementation without the Joint Global Co-ordinators and Bookrunners consent which will not be unreasonably withheld; and the Company will also advise the Joint Global Coordinators and Bookrunners promptly after it receives notice thereof, of the effectiveness of the Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the U.S. Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

               (c) If, at any time when a U.S. Prospectus relating to the Redistribution Shares is required to be delivered under the Act in connection with the Redistribution by any Redistribution Manager or dealer, any event occurs as a result of which the U.S. Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend the U.S. Prospectus to comply with the Act, the Company will promptly notify the Joint Global Co-ordinators and Bookrunners of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Company also will promptly prepare, at its own expense, a conforming amendment or supplement to the German Prospectus and the International Prospectus. Neither the Joint Global Co-ordinators and Bookrunners consent to, nor the Redistribution Managers' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

               (d) The Company will furnish to the Redistribution Managers copies of the Registration Statement (three of which will be signed and will include all exhibits), each related Preliminary U.S. Prospectus, and, so long as a U.S. Prospectus relating to the Redistribution Shares is required to be delivered under the Act in connection with sales by any Redistribution Manager or dealer, the U.S. Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Joint Global Coordinators and Bookrunners reasonably request. The Company also will furnish to the Redistribution Managers copies of each German Prospectus and International Prospectus relating to and used in connection with the Redistribution and all amendments and supplements to such documents, in each case in such quantities as the Joint Global Coordinators and Bookrunners each reasonably request. The U.S. Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Redistribution Managers all such documents.

               (e) The Company will promptly from time to time take such action as the

          Joint Global Co-ordinators and Bookrunners may reasonably request to qualify the Redistribution Shares for offer and sale under the securities laws of such jurisdictions in the United States and Germany and to comply with such laws of such jurisdictions for as long as may be necessary to complete the Redistribution, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in the United States or any other jurisdiction, and no such action shall be required if, as a result thereof, the Company would be subject to taxation in any jurisdiction which the Company is not currently so subject.

               (f) During the period of five years hereafter, the Company will furnish to the Redistribution Managers, as soon as practicable after the end of each fiscal year and in accordance with applicable law, a copy of its annual report (in English) to stockholders for such year; and the Company will furnish to the Redistribution Managers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders and (ii) from time to time, such other information concerning the Company as the Joint Global Co-ordinators and Bookrunners may each reasonably request.

               (g) The Company will pay (i) all expenses incident to the performance of its obligations under this Agreement and will reimburse the Redistribution Managers (if and to the extent incurred by them) for any filing fees, any fees and disbursements of counsel to the Registrar, Co-Registrar and any Paying Agents (as defined in the Registration Statement), (ii) for other reasonably and documented expenses to the extent agreed to by the Company, which agreement shall not be unreasonably withheld, incurred by the Redistribution Managers in connection with qualification of the Redistribution Shares for sale and determination of their eligibility for investment under the state securities or Blue Sky laws of such states of the United States as the Joint Global Co-ordinators and Bookrunners may reasonable request,
          (iii) for all expenses relating to marketing activities agreed to by the Company incident to the Redistribution, including but not limited to, expenses associated with the procurement of purchasers, and (iv) for expenses incurred in distributing the Preliminary Prospectus and the Prospectus (including any amendments and supplements thereto) to the Redistribution Managers.

               (h) The Company will pay any stamp, transfer or other similar tax imposed by Germany or the United States in connection with (i) the execution, delivery and performance of this Agreement, and (ii) the execution, authentication, issuance, delivery and sale of the Redistribution Shares or otherwise in connection with the Redistribution Shares.

               (i) The Company will indemnify and hold harmless the Redistribution Managers against any documentary, stamp, registration or similar issuance tax, including any interest or penalties, other than any interest or penalties incurred as a result of the negligence of the Redistribution Managers, payable in Germany or the United States on or in connection with the sale of the Shares and on the execution and delivery of this Agreement.

               (j) The Company will not, without the prior written consent of the Global Coordinators and Bookrunners, directly or indirectly, offer, sell, contract to sell or otherwise dispose of or otherwise enter into any transaction (including a derivative transaction) having an economic effect similar to a sale of, or announce the offering of, any of its Shares or any securities which are convertible into or exchangeable for, or which otherwise represent the right to acquire, its Shares for a period of six months from the commencement of official trading of its Shares on the Frankfurt Stock Exchange. The foregoing restrictions will not apply in the case of sale or transfers in private transactions to one or several strategic investors or to one or several entities which are wholly-owned subsidiaries or parents of, or any corporation or entity which is controlling, controlled by or under common control with the Company, provided that in each case the transfees agree to be bound by the foregoing restrictions.

         6. Conditions of the Obligations of the Redistribution Managers. The obligations of the several Redistribution Managers to redistribute the Redistribution Shares on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               (a) The Redistribution Managers shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective
          Time), of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftprufungsgesellschaft (the "Auditors") in relation to the Company, in form and substance satisfactory to the Joint Global Co-ordinators and Bookrunners, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

               (b) At Closing Date, the Redistribution Managers shall have received from the Auditors a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished to the Redistribution Managers pursuant to paragraph (a) of this Section 6.

               (c) If the Effective Time of the Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Joint Global Co-ordinators and Bookrunners. If the Effective Time of the Registration Statement is prior to the execution and delivery of this Agreement, the U.S. Prospectus shall have been filed with the Commission in accordance with the Act and the rules and regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Redistribution Managers, shall be contemplated by the Commission.

               (d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company or its subsidiaries, taken as a whole, which, in the judgment of the Redistribution Managers, is so material and adverse as to make it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Redistribution Shares; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the NYSE or the FSE, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. federal, New York or German authorities; (v) any outbreak or escalation of major hostilities in which the United States or Germany is involved, any declaration of war by Congress or the relevant German authorities or any other substantial national or international calamity or emergency if, in the judgment of the Redistribution Managers, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Redistribution Shares; (vi) any change in currency exchange rates between either the U.S. dollar and the deutsche mark or the U.S. dollar and the euro, or the imposition by the United States or Germany of exchange controls, as would in any such case, in the reasonable judgment of the Redistribution Managers, be so material and adverse as to make it impracticable to proceed with the sale of and payment for the Redistribution Shares. Further, the Joint Global Co-ordinators and Bookrunners, on behalf of the Redistribution Managers, reserve the right to terminate the Redistribution after consultation with the Company, if its implementation is no longer advisable, for example, because of turbulence in the international capital markets.

               (e) The Redistribution Managers shall have received an opinion, dated such Closing Date, of Hengeler Mueller Weitzel Wirtz, German Counsel to the Company, to the effect that:

                    (i) The Company is a stock corporation (Aktiengesellschaft)
               duly established and validly existing under the laws of Germany with corporate power and authority to own its properties and conduct its business as described in the

               Prospectus. The Company is duly registered in the commercial register (Handelsregister) of the local court of Frankfurt am Main under HRB 42283;

                    (ii) The Shares to be issued by the Company in the Demerger have been duly and validly authorized and, upon registration of the Demerger in the commercial register of Hoechst AG and of the Company, will be duly and validly issued, fully paid and will conform to the description thereof contained in the German Prospectus under the caption "Beschreibung der Aktien;"

                    (iii) The Demerger has become effective and, by operation of law, title to all assets belonging to the demerged businesses have been transferred to the Company;

                    (iv) The German Prospectus corresponds as to content to the
               Registration Statement and is a fair translation thereof except for immaterial adjustments necessary to comply with the listing requirements of the FSE;

                    (v) Upon the publication of the German Prospectus and the
               listing and admission for trading of the shares on the FSE no regulatory or governmental authorization, consent, approval, order or registration is required in Germany for the Redistribution Agreement and the performance by the Company of its obligations thereunder;

                    (vi) The German Prospectus on its face complies with all
               listing requirements of the FSE;

                    (vii) The Company has taken all actions and made all filings and publications necessary to have the Shares listed on the FSE;

                    (viii) Neither the Redistribution of the Redistribution
               Shares nor the execution and delivery of the Redistribution Agreement by the Company nor the performance by the Company of its obligations thereunder conflict with or result in a violation of any provision of the Articles of Association of the Company or any applicable law or regulation of Germany;

                    (ix) The statements set forth in the German Prospectus under the captions "Einfuhrung des Euro," "Geschaftsbeziehungen und Transactionen mit Dritten," "Hauptaktionare," "Allgemeine Informationen uber die Gesellschaft," "Organe und Mitarbeiter," and "Besteuerung in der Bundesrepublik Deutschland," in each case in so far as they purport to constitute a summary of German law or the provisions of documents described therein which are governed by German law, fairly summarize the position under relevant German law and of such documents;

               The statements set forth in the Registration Statement under the captions "Exchange Rate Information," "Management," "Relationships and Third Party

               Transactions," "Principal and Selling Shareholders," "Description of Securities to be Registered," "Material United States Federal Income Tax and German Tax Considerations," and "Service of Process and Enforcement of Civil Liberties," in each case in so far as they purport to constitute a summary of German law or the provisions of documents described therein which are governed by German law, fairly summarize the position under relevant German law and of such documents;

                    (x) The Redistribution Agreement has been duly executed and delivered by duly authorized officers of the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms (subject to customary exclusions regarding bankruptcy and insolvency laws; and the customary qualification regarding enforceability of the indemnification provisions under Section 57 et seq. of the German Stock Corporation Act );

                    (xi) No stamp duties or registration, issue, documentary or similar taxes or duties are payable in Germany in connection with the Redistribution of the Redistribution Shares and the execution and delivery of the Redistribution Agreement;

                    (xii) All dividends declared and payable on the Shares may under the laws and regulations of Germany be paid in euros; and

                    (xiii) Under the laws of Germany, the Redistribution
               Managers would be permitted to commence proceedings against the Company in German courts based on actions under or in connection with the Redistribution Agreement; and such courts would accept jurisdiction over any such proceedings.

               In rendering such opinion, such counsel may, without independent investigation, rely, subject to the assumptions, qualifications or limitations therein, (A) as to all matters of United States federal laws and state securities laws (if any), upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP referred to below; and (B) solely as to matters of fact set forth therein and to the extent he deems proper, upon certificates of responsible officers of the Company and public officials.

               (f) The Redistribution Managers shall have received an opinion, dated the Closing Date, of Dr. Joachim Kaffanke, General Counsel of the Company, to the effect that, except as disclosed in the Prospectus, to the best of such counsel's knowledge and belief, there are no pending or threatened or contemplated actions, suits or proceedings against or affecting the Company, any of its subsidiaries or properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which would otherwise be reasonably expected to have a material adverse effect on the Redistribution.

               (g) The Redistribution Managers shall have received an opinion, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, to the effect that:

                    (i) The agreement of the Redistribution Managers to
               redistribute the Redistribution Shares pursuant to the Redistribution Agreement and the performance by the Company of its obligations in the Redistribution Agreement do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States, except such as have been obtained or effected under the Act and except for the qualification of the Shares for listing on the NYSE under the Exchange Act (but such counsel need express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws).

                    (ii) The statements set forth in the U.S. Prospectus under
               "Material United States Federal Income Tax and German Tax Considerations," insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal United States federal income tax consequences of an investment in the Shares.

                    (iii) The Company, after giving effect to the issuance of
               the Shares, will not be required to register as an "investment company" under the Investment Company Act of 1940.

                    (iv) The Prospectus either was filed with the Commission
               pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement and based solely upon a telephonic confirmation from a representative of the Commission, the Registration Statement was declared effective under the Act as of the date and time specified in such opinion, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder.

                    (v) The statements in the U.S. Prospectus in the Sections
               entitled "Service of Process and Enforcement of Civil Liabilities," and "Material United States Federal Income Tax and German Tax Considerations" (insofar as such statements constitute summaries of United States federal legal and regulatory provisions) fairly present in all material respects the information called for with respect to such United States legal and regulatory provisions.

                    (vi) The Shares are duly authorized for listing on the NYSE, subject only to official notice of issuance.

                         (vii) Counsel has no reason to believe that the
                    Registration Statement or any amendment or supplement thereto, as of its effective date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the U.S. Prospectus or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial and statistical data contained in the Registration Statement or the U.S. Prospectus, as to the information set forth in the U.S. Prospectus under the caption "The Redistribution," other than the information set forth in the first and second paragraphs thereto, and the information set forth in the Prospectus in the second-to-last paragraph of the cover page. With respect to such statements, such counsel may state that such belief is based upon such counsel's participation in the preparation of the Registration Statement and the U.S. Prospectus and review and discussion of the contents thereof and of such other documents as such counsel shall deem appropriate. Such counsel may state that they do not express any opinion or belief as to the statements, insofar as they relate to matters of German law, made in the U.S. Prospectus.

                    In rendering such opinions, such counsel may, without
               independent investigation, rely, subject to the assumptions, qualifications or limitations therein, (A) as to all matters of German law, upon the opinion of Hengeler Mueller Weitzel Wirtz, German Counsel to the Company referred to above; and (B) on the accuracy of each document they have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in this Agreement) as to matters of fact stated in any such document.

                    (g) The Redistribution Managers shall have received from
               Shearman & Sterling, counsel for the Redistribution Managers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Redistribution Shares delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Redistribution Managers may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Shearman & Sterling may rely as to the incorporation of the Company and all other matters governed by German law upon the opinions of Hengeler Mueller Weitzel Wirtz, German Counsel to the Company referred to above.

                    (h ) The Redistribution Managers shall have received a
               certificate, dated the

               Closing Date, of the Chairman of the Company's Management Board or any Management Board Member and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and, subsequent to the date of the most recent financial statements included in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated by the Prospectus.

                    (i) The Redistribution Managers shall have received a
               letter, dated the Closing Date, of the Auditors which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than 5 days prior to such Closing Date for the purposes of this subsection.

The Company will furnish the Redistribution Managers with such conformed copies of such opinions, certificates, letters and documents as the Redistribution Managers reasonably request. The Joint Global Co-ordinators and Bookrunners may in their sole discretion waive on behalf of the Redistribution Managers compliance with any conditions to the obligations of the Redistribution Managers hereunder.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Redistribution Manager, its partners, directors and officers and each person, if any, who controls such Redistribution Manager within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Redistribution Manager may become subject, under the Act, the German Stock Exchange Act (Borsengesetz) or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Redistribution Manager for any legal or other expenses reasonably incurred by such Redistribution Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Redistribution Manager specifically for use therein, it being understood and agreed that the only such information furnished by any Redistribution Manager consists of the information described as such in subsection (b) below; and provided further that the Company shall not be liable to any Redistribution Manager under the indemnity in this subsection (a) with respect to any Preliminary Prospectus used in connection with sales of Shares in the United States to the extent that any loss, claim, damage or liability of such Redistribution Manager results from the fact that such Redistribution Manager sold Redistribution Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the U.S. Prospectus or of the U.S. Prospectus as then amended or supplemented in any case where such delivery is required by the Act, if the Company had previously furnished copies thereof in sufficient quantity to such Redistribution Manager and the loss, claim, damage or liability of such Redistribution Manager results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus used in connection with sales of Redistribution Shares in the United States which was identified in writing at such time to such Redistribution Manager and corrected in the U.S. Prospectus or in the Prospectus as then amended or supplemented.

         (b) Each Redistribution Manager will severally, and not jointly, indemnify and hold harmless the Company, its directors and officers, and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Redistribution Manager specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Redistribution Manager consists of the following information in the Prospectus furnished on behalf of each Redistribution Manager: the fourth paragraph and the list of Redistribution Managers at the bottom of the cover page concerning the terms of the offering by the Redistribution Managers and the information set forth under the caption "The Redistribution," (or "Die Umplazierung" in the German Prospectus) except for the first paragraph.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party in writing will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party in writing of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entering of any judgment with respect to, any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities or actions in respect thereof referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the Company on the one hand, and the Redistribution Managers on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities or actions in respect thereof as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and the Redistribution Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Redistribution Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities or actions in respect thereof referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Redistribution Manager shall be required to contribute any amount in excess of the commissions received by such Redistribution Manager. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Redistribution Managers' obligations in this subsection (d) to contribute are several based upon the Redistribution Managers' proportionate share of the aggregate Selling Commissions paid by the Company.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Redistribution Manager within the meaning of the Act; and the obligations of the Redistribution Managers under this Section shall be in addition to any liability which the respective Redistribution Managers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of the Redistribution Managers. If on the Closing Date any Redistribution Manager defaults in its obligations with respect to the Redistribution Shares allocated to it on the Trading Date, the Joint Global Co-ordinators and Bookrunners will first use their best efforts to arrange for such Redistribution Shares to be redistributed by other persons, including any of the Redistribution Managers. If arrangements satisfactory to the Joint Global Co-ordinators and Bookrunners and the Company for the redistribution of such Redistribution Shares by other persons are not made after such default, the non-defaulting Redistribution Managers shall be obligated severally, in proportion to their respective quota (calculated on the minimum Selling Commissions set forth in Section 2), to take up the Redistribution Shares that such defaulting Redistribution Manager or Redistribution Managers failed to redistribute on such Closing Date. The total number of additional Redistribution Shares to be allocated to each non-defaulting Redistribution Manager will be pro rata to the number of Redistribution Shares being otherwise sold by such Redistribution Manager. The Company shall not pay Selling Commissions on any Redistribution Shares not sold. As used in this Agreement, the term "Redistribution Manager" includes any person substituted for a Redistribution Manager under this Section. Nothing herein will relieve a defaulting Redistribution Manager from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Redistribution Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Redistribution Manager, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of the Redistribution Shares. If this Agreement is terminated pursuant to Section 8 or if for any reason the agreement to redistribute the Redistribution Shares by the Redistribution Managers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Redistribution Managers pursuant to Section 7 shall remain in effect, and if any Redistribution Shares have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the agreement to redistribute the Redistribution Shares by the Redistribution Managers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(d), the Company will reimburse the Redistribution Managers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the Redistribution.

         10. Notices. All communications hereunder will be in writing and, if sent to the Redistribution Managers, will be mailed, delivered or telegraphed and confirmed to the Redistribution Managers, c/o Credit Suisse First Boston (Europe) Limited, One Cabot Square, London E144QJ, United Kingdom, Attention:
Investment Banking Department--Equity Capital Markets; Dresdner Bank AG, Global Corporate Finance, Transaction Services, 60301 Frankfurt am Main, Germany; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Celanese AG, Building F-821, Industriepark Hochst, D-65926, Frankfurt am Main, Germany; provided, however, that any notice to a Redistribution Manager pursuant to

Section 7 will be mailed, delivered or telegraphed and confirmed to such Redistribution Manager.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Redistribution Managers. The Joint Global Co-ordinators and Bookrunners will act for the several Redistribution Managers in connection with this Redistribution, and any action under this Agreement taken by the Joint Global Co-ordinators and Bookrunners will be binding upon all the Redistribution Managers.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany, without regard to principles of conflicts of laws.

         If the foregoing is in accordance with the Redistribution Managers' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Redistribution Managers in accordance with its terms.




         CELANESE AG


                                               By:
                                                  Name:
                                                  Title:



         The foregoing Redistribution Agreement is hereby confirmed and accepted as of the date first above written.

           CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED Acting on behalf of itself and the other Redistribution Managers named in Schedule A

         By:      _______________________________
                  Attorney-in-fact


         DRESDNER BANK AG
                  Acting on behalf of itself and the other
                  Redistribution Managers named in
                  Schedule A

         By:      ________________________________
                  Attorney-in-fact




                                   SCHEDULE A
                         LIST OF REDISTRIBUTION MANAGERS

JOINT GLOBAL CO-ORDINATOR AND BOOKRUNNER                        MINIMUM SELLING
                                                                  COMMISSIONS
Credit Suisse First Boston (Europe) Limited                     DM 2,000,000
Dresdner Bank AG                                                DM 2,000,000
CO-LEAD MANAGER
---------------
Bayerische Landesbank Girozentrale                                DM 333,333
Deutsche Bank AG                                                  DM 333,333
DG Bank Deutsche Genossenschaftsbank AG                           DM 333,333
Goldman Sachs International                                       DM 333,333
Helaba Landesbank Hessen-Thuringen Girozentrale                   DM 333,333
J.P. Morgan Securities Ltd.                                       DM 333,333

                                   SCHEDULE B

                              Material Subsidiaries

                              Celanese Canada Inc.
                                CNA Holdings Inc.
                 Diogenes Dreizehnte Vermogensverwaltungs, GmbH
                                   Ticona LLC
                                  Celanese Ltd.
                              Celanese Acetate LLC
                                Grupo Celanese SA